Exhibit 4.54
                                                                    ------------


                     SECOND AMENDMENT AND WAIVER TO AMENDED
                          AND RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 7, 2002 (this "Amendment and Waiver"), is made by and among DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation (the "Parent"), DOLLAR RENT A CAR SYSTEMS, INC., an Oklahoma corporation ("Dollar"), THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty," and, together with Dollar, the "Subsidiary Borrowers"; the Parent and the Subsidiary Borrowers being collectively referred to herein as the "Borrowers"), the Lenders (as defined below) parties hereto and the Administrative Agent (as defined below).

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrowers, the various financial institutions parties thereto (collectively, the "Lenders"), Credit Suisse First Boston ("Credit Suisse First Boston"), as the administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, "Chase"), as the syndication agent (in such capacity, the "Syndication Agent", and, together with the Administrative Agent, the "Agents") for the Lenders, have heretofore entered into that certain Amended and Restated Credit Agreement dated as of August 3, 2000 (the "Credit Agreement");

     WHEREAS,   the  Borrowers   have   requested   that  the  Lenders  and  the
Administrative Agent amend and/or waive certain provisions of the Credit Agreement; and

     WHEREAS, the Lenders and the Administrative Agent are willing, on and subject to the terms and conditions set forth below (including the amendments set forth in Section 2.1 below), to amend and waive certain provisions of the Credit Agreement as provided below (the Credit Agreement, as amended pursuant to the terms of this Amendment and Waiver, being referred to as the "Amended Credit Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the first recital.

     "Agents" is defined in the first recital.

     "Amended Credit Agreement" is defined in the third recital.

     "Amendment and Waiver" is defined in the preamble.

     "Borrowers" is defined in the preamble.

     "Credit Agreement" is defined in the first recital.

     "Lenders" is defined in the first recital.

     "Parent" is defined in the preamble.

     SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Amended Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment and Waiver with such meanings.

                                   ARTICLE II

                              AMENDMENTS AND WAIVER

     SECTION 2.1. Amendments to Credit Agreement. Effective as of the date hereof, certain provisions of the Credit Agreement are hereby amended in accordance with this Article II; except expressly as so amended by this Amendment and Waiver, the Credit Agreement shall continue in full force and effect in accordance with its terms.

     SECTION 2.1.1. Amendments to Section 1.1  of the Credit Agreement.  Section
1.1 of the Credit Agreement ("Defined Terms") is hereby amended as follows:

          (a) by inserting in such Section the following definitions in the appropriate alphabetical order:

               "'Amendment Period' means the period beginning on (and including) the Second Amendment Effective Date and ending on (and including) January 31, 2003."

               "'Second Amendment' means the Second Amendment and Waiver to Amended and Restated Credit Agreement, dated as of January 7, 2002, among the Borrower, the Lenders parties thereto and the Administrative Agent."

               "'Second Amendment Effective Date' means the date when each of the conditions set forth in Article III of the Second Amendment shall have been fulfilled to the satisfaction of the Administrative Agent."

          (b) by amending the definition of "Applicable Commitment Fee" set forth in such Section by inserting the following sentence at the end thereof:

               Notwithstanding the foregoing, (i) from (and including) the Second Amendment Effective Date to (but excluding) the date the Administrative Agent receives the Compliance Certificate with respect to the first Fiscal Quarter of the 2002 Fiscal Year, the Applicable Commitment Fee shall be 75 basis points, and (ii) thereafter until (but excluding) the later of January 31, 2003 and the date the Administrative Agent receives the Compliance Certificate with respect to the fourth Fiscal Quarter of the 2002 Fiscal Year, the Pricing Grid referred to above shall instead be the following:

                                        PRICING GRID

                                                          Applicable
                       Leverage Ratio                   Commitment Fee
                       --------------                   --------------
                           X >= 4.0                           75.0
                     X >= 2.0, but < 4.0                      37.5
                     X >= 1.0, but < 2.0                      30.0
                    X >= .75.0, but < 1.0                     25.0
                           X < .75                            22.5

          (c) by amending the definition of "Applicable Margin" as set forth in such Section by inserting the following sentence at the end thereof:

               Notwithstanding the foregoing, (i) from (and including) the Second Amendment Effective Date to (but excluding) the date the Administrative Agent receives the Compliance Certificate with respect to the first Fiscal Quarter of the 2002 Fiscal Year, the Applicable Margin for Eurodollar Loans shall be 300 basis points and the Applicable Margin for ABR Loans shall be 200 basis points and (ii) thereafter until (but excluding) the later of January 31, 2003 and the date the Administrative Agent receives the Compliance Certificate with respect to the fourth Fiscal Quarter of the 2002 Fiscal Year, the Pricing Grid referred to above shall instead be the following:

                                         PRICING GRID

                                        Eurodollar Loan            ABR Loan
                 Leverage Ratio        Applicable Margin      Applicable Margin
                 --------------        -----------------      -----------------
                    X >= 4.0                  300                    200
               X >= 3.5, but < 4.0            250                    150
               X >= 3.0, but < 3.5            225                    125
               X >= 2.0, but < 3.0            200                    100
               X >= 1.0, but < 2.0            175                     75
               X >= .75, but < 1.0            150                     50
                    X < .75                   125                     37.5

          (d) by amending the definition of "Permitted Business Acquisitions" set forth in such Section by inserting the following proviso at the end of clause (a) (ii) thereof:

               "provided that, during the period from November 30, 2001 to (and including) January 31, 2003, the aggregate amount of expenditures of the Parent and its Subsidiaries (excluding Vehicle Debt, but including all other Indebtedness assumed, cash paid and the fair market value of shares of Capital Stock of the Parent issued in connection therewith) in respect of such Business Acquisitions (other than Excepted Dollar Acquisitions and Business Acquisitions pursuant to which Thrifty or any of its Subsidiaries acquires a franchisee of Thrifty that has defaulted under its franchise agreement or other related agreement with Thrifty which, together with the aggregate amount of such expenditures in respect of Permitted Stock Acquisitions, do not result in an aggregate amount of such expenditures in excess of $5,000,000) does not exceed $1,000,000;"

          (e) by amending the definition of "Permitted Stock Acquisition" set forth in such Section by inserting the following proviso at the end thereof:

               "; provided that, during the period from November 30, 2001 to (and including) January 31, 2003, the aggregate amount of expenditures of the Parent and its Subsidiaries in respect of such Business Acquisitions, together with the aggregate amount of expenditures of the Parent and its Subsidiaries (excluding Vehicle Debt, but including all other Indebtedness assumed, cash paid and the fair market value of shares of Capital Stock of the Parent issued in connection therewith) in respect of Excepted Dollar Acquisitions and Business Acquisitions pursuant to which Thrifty or any of its Subsidiaries acquires a franchisee of Thrifty that has defaulted under its franchise agreement or other related agreement with Thrifty, does not exceed $5,000,000."

     SECTION 2.1.2. Amendment to Section 6.2  of the Credit  Agreement.  Section
6.2 of the Credit  Agreement is hereby  amended by inserting  the  following new
Section 6.2.5:

               "SECTION 6.2.5. Minimum Availability. With respect to each Credit Extension requested during (or requested to be made during) the Amendment Period, after giving effect to such Credit Extension, no less than $25,000,000 of the Commitment Amount shall remain unused and available."

     SECTION 2.1.3. Amendment to Section 8.1.1  of the Credit Agreement.  Clause
(l) of Section 8.1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "(l) by the 20th day of each month, commencing with January 2002 and ending with March 2003, a monthly liquidity report, substantially in the form of Exhibit N hereto, indicating actual liquidity for the most recently ended calendar month along with a projection of liquidity for the then current calendar month; and"

     SECTION 2.1.4. Amendment to Section 8.2.4 of the Credit Agreement.  Section
8.2.4 of the Credit Agreement is hereby amended as follows:

          (a)  by  deleting  the last row of the  table  in  clause  (b) of such
     Section in its entirety and substituting therefor the following:

                    "The fourth Fiscal Quarter of the     $48,000,000
                         2001 Fiscal Year
                    The first Fiscal Quarter of the       $90,000,000"
                         2003 Fiscal Year and each
                         Fiscal Quarter thereafter

          (b) by deleting clause (e) thereof in its entirety and substituting therefor the following:

               "(e) the Fixed Charge Coverage Ratio, as of the last day of each Fiscal Quarter, commencing with the third Fiscal Quarter of the 2000 Fiscal Year, to be less than the ratio set forth opposite such Fiscal Quarter below:

                       Fiscal Quarter                                Ratio

          The  third Fiscal  Quarter of the 2000 Fiscal
               Year and each Fiscal Quarter  thereafter
               until (but  excluding) the fourth Fiscal
               Quarter of the 2001 Fiscal Year                     1.10:1.00
          The  fourth Fiscal Quarter of the 2001 Fiscal
               Year                                                1.00:1.00
          The  first Fiscal  Quarter of the 2002 Fiscal
               Year and each Fiscal Quarter thereafter             1.10:1.00

     SECTION 2.1.5. Further  Amendment to Section 8.2.4 of the Credit Agreement.
Section 8.2.4 of the Credit Agreement is hereby further amended by inserting the following new clause (f) to read in its entirety as follows:

               "(f) minimum Adjusted EBITDA for each period set forth below, commencing with the first Fiscal Quarter of the 2002 Fiscal Year, to be less than the amount set forth opposite such period below:

                             Period                                 Amount
                             ------                                 ------

          The  period  comprised  of the first Fiscal
               Quarter of the 2002 Fiscal Year                   $(5,300,000)

          The  period comprised of the first and second
               Fiscal Quarters of the 2002 Fiscal Year            $8,500,000

          The  period  comprised  of the first,  second
               and third  Fiscal  Quarters  of the 2002
               Fiscal Year                                       $27,000,000

          The  period  comprised of the first,  second,
               third and fourth Fiscal  Quarters of the
               2002 Fiscal Year                                  $24,000,000

     SECTION 2.1.6. Amendment of  Section 8.2.6 of the Credit Agreement.  Clause
(b) of Section 8.2.6 of the Credit Agreement is hereby amended by:

     (a) deleting the first three lines of the proviso thereto (but not subclauses (i), (ii) and (iii) thereof) in their entirety and substituting therefor the following:

                    "provided, however, that the Parent may declare, pay and make cash Distributions to, and the Parent (or any of its Subsidiaries) may purchase or redeem any shares of any class of the Parent's Capital Stock held by, the Parent's stockholders in any Fiscal Year, so long as";

     (b) inserting in subclause (iii) of the proviso thereto, immediately after the word "Parent", the phrase "and its Subsidiaires"; and

     (c)  inserting the following additional proviso at the end thereof:

               "provided further, however, that, notwithstanding the immediately preceding proviso, the Parent and its Subsidiaries, during the period from November 30, 2001 to (but excluding) the later of January 31, 2003 and the date the Administrative Agent receives the Compliance Certificate for the fourth Fiscal Quarter of the 2002 Fiscal Year, may not make any such payment, purchase or redemption, other than purchases or redemptions of shares of any class of the Parent's Capital Stock (together with options or warrants in respect of any thereof) held by officers, directors and employees of the Parent or any of its Subsidiaries (or any of their respective estates or beneficiaries under such estates), in all cases upon the death, disability, retirement or termination of employment of such Persons, pursuant to a mandatory repurchase or redemption provision under the terms of the stock option plan, stock subscription agreement, shareholder agreement or other agreement under which such shares of Capital Stock (and the options or warrants in respect of any thereof) were issued, that would satisfy the requirements of subclauses (i), (ii) and (iii) of the immediately preceding proviso;".

     SECTION 2.1.7. Amendment of Section 8.2.7 of the Credit Agreement.  Section
8.2.7 of the Credit Agreement is hereby amended in its entirety to read as follows:

               "SECTION 8.2.7. Capital Expenditures, etc. Each Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except (a) Capital Expenditures for the acquisition of Vehicles and (b) other Capital Expenditures which do not aggregate in excess of $50,000,000 for such Fiscal Year, provided that such other Capital Expenditures for each Fiscal Quarter of the 2002 Fiscal Year shall not exceed $5,000,000, and aggregate Capital Expenditures for the 2002 Fiscal Year shall not exceed $15,000,000, provided further, that, to the extent Capital Expenditures are made or committed to be made in any Fiscal Quarter of the 2002 Fiscal Year in an amount less than $5,000,000, the Capital Expenditures which each Borrower or its Subsidiaries may make or commit to make in any Fiscal Quarter shall be increased by the amount of the permitted Capital Expenditures not so made or committed to be made in any preceding Fiscal Quarter of the 2002 Fiscal Year (subject to the $15,000,000 maximum for the 2002 Fiscal Year)."

     SECTION 2.1.8. Amendment  to   Section  8.2.  Section  8.2  of  the  Credit
Agreement is hereby amended by inserting the following new Section 8.2.17:

               "SECTION 8.2.17. Certain Lease Arrangements. Each Borrower will not allow, and will not permit any of its Subsidiaries to allow, Rental Expense (as defined in the definition of "Fixed Charge Coverage Ratio") to exceed $8,000,000 during any Fiscal Quarter of the 2002 Fiscal Year, or $30,000,000 in the aggregate for the 2002 Fiscal Year.

     SECTION 2.2. Waivers. (a) Subject to the satisfaction of the conditions set forth in Article III herein, the Lenders hereby waive, from the date hereof through and including January 31, 2003, compliance by the Borrowers with the provisions of clauses (c) and (e) of Section 8.2.4 of the Credit Agreement.

     (b) Clause (a) of this Section 2.2 shall be limited precisely as written and relates solely to any noncompliance by the Borrowers with the provisions of clauses (c) and (e) of Section 8.2.4 of the Credit Agreement in the manner and to the extent set forth above, and nothing in this Amendment and Waiver shall be deemed to constitute a waiver of compliance by the Borrowers with respect to (A) clauses (c) and (e) of Section 8.2.4 of the Credit Agreement for any period other than the period from the date hereof through and including January 31, 2003 or (B) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein or relating thereto or prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement to therein or relating thereto.

     SECTION 2.3. Termination of Prior Waiver. Subject to the satisfaction of the conditions set forth in Article III herein, the waiver set forth in Section
2.2 of the First Amendment and Waiver, dated as of September 30, 2001, to the Credit Agreement shall be deemed to be terminated as of the Second Amendment Effective Date.



                                  ARTICLE III

                           CONDITIONS TO EFFECTIVENESS

     This Amendment and Waiver, and the amendments and modifications contained herein, shall be and become effective on the date (the "Second Amendment Effective Date") when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

     SECTION 3.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment and Waiver, duly executed and delivered on behalf of (i) each of the Borrowers and (ii) the Required Lenders.

     SECTION 3.2. Amendment and Waiver Effective Date Certificate. The Administrative Agent shall have received a certificate from the chief financial Authorized Officer of the Parent confirming the representations and warranties set forth in Article IV in form and substance satisfactory to the Administrative Agent.

     SECTION 3.3. Execution of Affirmation and Acknowledgment. The Administrative Agent shall have received an affirmation and acknowledgment in form and substance satisfactory to it, duly executed and delivered by each Guarantor and any other Obligor that has granted a Lien pursuant to any Loan Document, other than the Borrowers.

     SECTION 3.4. Amendment Fee. The Administrative Agent shall have received the amendment fees due and payable pursuant to Section 5.3.

     SECTION 3.5. Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable pursuant to Section 5.4 hereof (to the extent then invoiced) and pursuant to the Amended Credit Agreement (including all previously invoiced fees and expenses).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Administrative Agent to enter into this Amendment and Waiver, each of the Borrowers hereby represents and warrants to each Agent and each Lender, as of the date hereof, as set forth in this
Article IV.

     SECTION 4.1. Representations and Warranties. (a) The representations and warranties set forth in Article VII of the Credit Agreement (excluding, however, those contained in Section 7.7 of the Credit Agreement) and in each other Loan Document are, in each case, true and correct (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

          (b) except as disclosed by any Borrower to the Administrative Agent, the Issuer and the Lenders pursuant to Section 7.7 of the Credit Agreement

               (i) there is no pending or, to the best knowledge of any Borrower, threatened litigation, action, proceeding or labor controversy affecting any Borrower or any of its Subsidiaries, or any of their respective properties, businesses, or revenues, which may materially adversely affect the businesses, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or which purports to affect the legality, validity or enforceability of this Amendment and Waiver, the Credit Agreement, the Notes or any other Loan Document, except as disclosed in Item 7.7 ("Litigation") of the Disclosure Schedule to the Credit Agreement; and

               (ii) no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.7 of the Credit Agreement which may materially adversely affect the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries taken as a whole, or which purports to affect the legality, validity or enforceability of this Amendment and Waiver, the Credit Agreement, the Notes, or any other Loan Document;

          (c) no Default (other than any Default that would not exist upon effectiveness of this Amendment and Waiver) has occurred and is continuing, and neither any Borrower nor any of their respective Subsidiaries nor any other Obligor is in material violation of any law or governmental regulation or court order or decree; and

          (d) this Amendment and Waiver has been duly authorized, executed and delivered by each of the Borrowers and constitutes a legal, valid and binding obligation of each such Person, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law.

     SECTION 4.2. Full Disclosure. Except as corrected by written information delivered to the Agents and the Lenders reasonably prior to the date on which this representation is made, all information (other than financial and business projections and forecasts) heretofore or contemporaneously furnished by any Borrower in writing to any Agent, the Issuer or any Lender for purposes of or in connection with this Amendment and Waiver is true and accurate in every material respect and such information is not incomplete by omitting to state any material fact necessary to make such information not materially misleading in light of the circumstances under which such information was furnished. All financial and business projections and forecasts delivered to any Agent, the Issuer or any Lender by or on behalf of any Borrower have been prepared in good faith based upon assumptions which the Borrowers believe to be reasonable.

                                   ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1. Full Force and Effect; Limited Amendment and Waiver. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and waivers set forth herein shall be limited precisely as provided for herein to the provisions expressly amended or waived herein and shall not be deemed to be a waiver of, an amendment to, consent to or modification of any other term or provision of the Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of any of the Borrowers or any other Obligor which would require the consent of the Lenders under the Credit Agreement or any of the other Loan Documents.

     SECTION 5.2. Loan Document Pursuant to Credit Agreement. This Amendment and Waiver is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement (and, following the date hereof, the Amended Credit Agreement). Any breach of any representation or warranty or covenant or agreement contained in this Amendment and Waiver shall be deemed to be an Event of Default for all purposes of the Credit Agreement and the other Loan Documents.

     SECTION 5.3. Amendment Fee. Upon satisfaction of the condition set forth in clause (ii) of Section 3.1, the Borrowers shall pay, without setoff, deduction or counterclaim, a non-refundable amendment fee for the account of each Lender that has executed and delivered (including delivery by way of facsimile) a copy of this Amendment and Waiver to the attention of Mariana Baquero at Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019 (19th floor), telecopy number 212-262-1910, at or prior to 5:00 p.m., New York time, on or before January 7, 2002 (as such time may be extended by the Parent), in the amount of 20.0 basis points of such Lender's Commitment as of the date hereof. The aggregate amount of such amendment fee shall be paid at or prior to noon, New York time, on January 8, 2002 (or, in the event the date in the immediately preceding sentence has been extended, the Business Day that immediately succeeds such extended date) to the Administrative Agent for the pro rata account of the Lenders entitled to receive such amendment fee.

     SECTION 5.4. Fees and Expenses. The Borrowers, jointly and severally, agree to pay on demand all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and Waiver and the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Mayer, Brown, and Platt, as counsel for the Administrative Agent.

     SECTION 5.5. Headings. The various headings of this Amendment and Waiver are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment and Waiver or any provisions hereof.

     SECTION 5.6. Execution in Counterparts. This Amendment and Waiver may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 5.7. Cross-References. References in this Amendment and Waiver to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment and Waiver.

     SECTION 5.8. Successors and Assigns. This Amendment and Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 5.9. GOVERNING LAW. THIS AMENDMENT AND WAIVER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.






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                                       11

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                 DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.



                                 By:____________________________________________
                                    Name:  Pamela S. Peck
                                    Title:  Treasurer



                                 DOLLAR RENT A CAR SYSTEMS, INC.



                                 By:____________________________________________
                                    Name:  Michael H. McMahon
                                    Title:  Treasurer



                                 THRIFTY RENT-A-CAR SYSTEM, INC.



                                 By:____________________________________________
                                    Name:  Pamela S. Peck
                                    Title:  Treasurer



                                 CREDIT SUISSE FIRST BOSTON, as the
                                    Administrative Agent, as the Issuer and
                                    as a Lender



                                 By:____________________________________________
                                    Name:
                                    Title:



                                 By:____________________________________________
                                    Name:
                                    Title:

                                 JPMORGAN CHASE BANK



                                 By:____________________________________________
                                    Name:
                                    Title:



                                 BANK OF OKLAHOMA, NATIONAL ASSOCIATION



                                 By:____________________________________________
                                    Name:
                                    Title:



                                 DEUTSCHE BANK AG, NEW YORK BRANCH AND/OR
                                    CAYMAN ISLANDS BRANCH



                                 By:____________________________________________
                                    Name:
                                    Title:



                                 By:____________________________________________
                                    Name:
                                    Title:



                                 BANK OF TOKYO-MITSUBISHI TRUST COMPANY



                                 By:____________________________________________
                                    Name:
                                    Title:

                                 DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
                                    BRANCHES



                                 By:____________________________________________
                                    Name:
                                    Title:



                                 By:____________________________________________
                                    Name:
                                    Title:



                                 LOCAL OKLAHOMA BANK, N.A.



                                 By:____________________________________________
                                    Name:
                                    Title:



                                 MIDFIRST BANK



                                 By:____________________________________________
                                    Name:
                                    Title:



                                 THE BANK OF NOVA SCOTIA



                                 By:____________________________________________
                                    Name:
                                    Title:



                                 ARVEST STATE BANK



                                 By:____________________________________________
                                    Name:
                                    Title:

                                 TEXTRON FINANCIAL CORPORATION



                                 By:____________________________________________
                                    Name:
                                    Title: